RESOLUTION OF THE DIRECTORS

                                       OF

                       CHELL MERCHANT CAPITAL GROUP INC.

                               (the "Corporation")

ALLOTMENT AND ISSUE OF EXCHANGEABLE SHARES FOR CASH

BE IT RESOLVED THAT:

a) pursuant to a Share Purchase Agreement dated December 13, 2001 and subsequent amendments thereto (collectively the "Agreement") and made between the between Melanie Johannesen, Randy Baxandall, Morris Chynoweth, Elaine Thynoweth, Johannesen Family Trust, Baxandall Family Trust, Merc Family Trust, Logicorp Dan Systems Ltd., 123557 Alberta Ltd., Logicorp Service Group Ltd., 591360 Alberta Ltd., Chell Group Corporation and the Corporation, the board of directors of the Corporation, acting in good faith and in the best interests of the Corporation) hereby allot and issue five million three hundred fifty five thousand (5,355,000) Exchangeable shares in the capital of the Corporation, to die following persons in the numbers and at the subscription prices set opposite their respective names:

      SUBSCRIPTION                                  NO. OF
           OF                                       SHARES
      --------------------------------------------------------------------------
      MELAINE JOHANNESEN                          1,257,574
      JOHANNESEN FAMILY TRUST                       527,426
      RANDY BAXANDALL                             1,596,181
      BAXANDALL FAMILY TRUST                        188,819
      MORRIS CHYNOWETH                              703,506
      ELAINE CHYNOWETH                              703,506
      MERC FAMILY TRUST                             377,988

b) upon receipt by the Corporation of the consideration set out in the Agreement for the allotment and issue of the said five million three hundred fifty five thousand (5,355,000) Exchangeable shares, the said Exchangeable shares shall be allotted and issued to Baxandall Family Trust Randy Baxandafl, Elaine Chynoweth, Morris Chynoweth, Johannesen Family Trust., Melaine Johannesen and Mere Family Trust as fully paid and non-assessable, and certificates therefor be issued to them or as they may in writing direct.

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                                       -2-


THE FOREGOING RESOLUTION is hereby consented to by all of the directors of the Corporation, as evidenced by their respective signatures hereto in accordance with the provisions of section 129(1) of the Business Corporations Act (Ontario).

DATED as of the 1st day of January, 2002.


/s/ Donald Pagnutti                      /s/ Cameron Chell
-------------------------------          -----------------------------
DONALD PAGNUTTI                          CAMERON CHELL


/s/ Gordon Herman
-------------------------------
GORDON HERMAN